Exhibit 10.2

[Letterhead of Capital One Bank]

[FORM OF]

[•] [•], [•]

Capital One Services, Inc.

1680 Capital One Drive

McLean, Virginia 22102

Re:	Subservicing Agreement (the “Subservicing Agreement”)

Ladies and Gentlemen:

Capital One Bank (“COB”) has agreed to act as the Servicer (the “Servicer”) under the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002 and the date hereof (the “Pooling and Servicing Agreement”), by and among the Servicer, Capital One Funding, LLC, as Transferor (the “Transferor”), and The Bank of New York, as the Trustee (the “Trustee”). Capitalized terms used herein but not defined have the meanings given in the Pooling and Servicing Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

As of the date hereof, the Servicer hereby appoints Capital One Services, Inc. (“COSI”), as subservicer (the “Subservicer”) to service and administer the Receivables. COSI hereby agrees to service and administer the Receivables in accordance with the terms of the Pooling and Servicing Agreement and hereby accepts the duties and obligations of the Servicer under the Pooling and Servicing Agreement.

The Subservicer shall remit, or cause to be remitted, all Collections it receives or which are remitted to an account of COSI not later than two (2) Business Days after receipt, to the Collection Account.

The Subservicer hereby agrees to service and administer the Receivables in accordance with this Subservicing Agreement and in accordance with the standards applicable to the Servicer under the Pooling and Servicing Agreement. The Subservicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Servicer may do under the Pooling and Servicing Agreement and as it may deem necessary or desirable and, subject to the foregoing and the provisions of the Pooling and Servicing Agreement, to execute and deliver in the Subservicer’s own name on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to each Receivable and its Related Account.

As of the date hereof, the Subservicer represents and warrants that COSI is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction which its business is now conducted and to enter into and perform this Subservicing Agreement.

Notwithstanding the delegation of servicing set forth in this Subservicing Agreement, the Servicer hereby acknowledges that such delegation shall not relieve the Servicer of its duties under the Pooling and Servicing Agreement and that the Servicer shall remain obligated and liable to the Transferor and the Trustee for its duties under the Pooling and Servicing Agreement as if the Servicer alone were performing such duties.

COSI hereby agrees that COB may, at its sole discretion, at any time and from time to time, terminate COSI as Subservicer or terminate any or all of the Subservicer’s duties in whole or in part.

THIS SUBSERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

This Subservicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Subservicing Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid (i) in the case of the Servicer, at the address listed in Section 13.05 of the Pooling and Servicing Agreement and (ii) in the case of the Subservicer, to it at 1680 Capital One Drive, McLean, Virginia 22102; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

This Subservicing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Subservicing Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

The Trustee and its successors and permitted assigns shall be third party beneficiaries to this Subservicing Agreement entitled to enforce the provisions hereof as if a party hereto. Except as otherwise provided in the previous sentence, no Person other than COB or COSI will have any right hereunder.

[SIGNATURES FOLLOW]

By signing below, COSI confirms its acceptance of the terms of this agreement as of the date first above written.

Very truly yours, CAPITAL ONE BANK

By:
Name: Title:

AGREED AND ACCEPTED

as of the date first above written:

CAPITAL ONE SERVICES, INC.

By:
Name: Title: